UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 22, 2024

Chesapeake Utilities Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-11590	51-0064146
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Energy Lane, Dover, Delaware	19901
(Address of principal executive offices)	(Zip Code)

(302) 734-6799

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - par value per share $0.4867	CPK	New York Stock Exchange, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On November 22, 2024, Chesapeake Utilities Corporation, a Delaware corporation (the “Company”), entered into an Equity Distribution Agreement (the “Distribution Agreement”) with RBC Capital Markets, LLC, Barclays Capital Inc., Janney Montgomery Scott LLC, Ladenburg Thalmann & Co. Inc., Guggenheim Securities, LLC, Citizens JMP Securities, LLC, M&T Securities, Inc., Maxim Group LLC, PNC Capital Markets LLC, and Siebert Williams Shank & Co., LLC (each, a “Manager” and, collectively, the “Managers”). Pursuant to the terms of the Distribution Agreement, the Company may sell from time to time through the Managers, as the Company’s sales agents, or directly to the Managers, as the Company’s principals, shares of the Company’s common stock, par value $0.4867 per share (the “Common Stock”), having an aggregate offering price of up to $100,000,000 (“Shares”). The sales, if any, of the Shares under the Distribution Agreement will be made in transactions that are deemed to be “at-the-market offerings” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”), including sales made by means of ordinary brokers’ transactions on the New York Stock Exchange at market prices or another market for the Company’s Common Stock, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices prevailing at the time of sale or at negotiated prices, or as otherwise agreed with the applicable Managers.

Pursuant to the terms of the Distribution Agreement, the Company will pay each Manager a commission for the shares they individually sell at a mutually agreed rate not to exceed 2.0% of the gross sales price per Share. In addition, the Company has agreed to pay certain expenses incurred by the Managers in connection with the offering. The Company may also sell Shares to one or more of the Managers as principal for such Manager’s own account at a price agreed upon at the time of sale. Any sale of the Shares to a Manager as principal would be pursuant to the terms of a separate agreement between the Company and such Manager.

The offering has been registered under the Securities Act pursuant to the Company’s shelf registration statement on Form S-3ASR (Registration No. 333-274284), including the prospectus contained therein, as supplemented by the prospectus supplement dated November 22, 2024 (the “Prospectus Supplement”), filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act.

The Distribution Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Company and the Managers have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act. The Company expects to use the net proceeds from any sale under the Distribution Agreement of the Shares for general corporate purposes, including, but not limited to, financing of capital expenditures, repayment of short-term debt, financing acquisitions, investing in subsidiaries, and general working capital purposes.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Distribution Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

In connection with the filing of the Prospectus Supplement, we are filing as Exhibit 5.1 to this Current Report on Form 8-K an opinion of our counsel, Baker & Hostetler LLP, regarding the validity of the Shares.

Item 8.01	Other Items.

On November 22, 2024, we issued a press release announcing the establishment of an “at-the-market” equity offering program. Our press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements an Exhibits.

Exhibit Numbers	Description

1.1	Equity Distribution Agreement, dated November 22, 2024, by and between Chesapeake Utilities Corporation and each of RBC Capital Markets, LLC, Barclays Capital Inc., Janney Montgomery Scott LLC, Ladenburg Thalmann & Co. Inc., Guggenheim Securities, LLC, Citizens JMP Securities, LLC, M&T Securities, Inc., Maxim Group LLC, PNC Capital Markets LLC, and Siebert Williams Shank & Co., LLC.

5.1	Opinion of Baker & Hostetler LLP regarding the validity of the Shares.

23.1	Consent of Baker & Hostetler LLP (included in Exhibit 5.1).

99.1	Press Release, dated November 22, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chesapeake Utilities Corporation

November 22, 2024	By:	/s/ Beth W. Cooper
	Name:	Beth W. Cooper
	Title:	Executive Vice President, Chief Financial Officer, Treasurer, and Assistant Corporate Secretary